                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) April 27, 2006
                                                         -----------------------

                                    SPSS Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                     000-22194                36-2815480
-------------------------------       -------------         --------------------
(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
        Incorporation)                 File Number)          Identification No.)

  233 South Wacker Drive, Chicago, Illinois                60606
---------------------------------------------        ----------------
  (Address of Principal Executive Offices)              (Zip Code)

                                 (312) 651-3000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2006 Base Salaries for Named Executive Officers and Annual Incentive Plan

         On April 27, 2006, the Board of Directors (the "Board") of SPSS Inc. ("SPSS") conducted its annual review of executive compensation and established the 2006 base salaries for its named executive officers. The Compensation Committee engaged an independent executive compensation consultant to assist in arriving at its recommendation to the Board. The annual base salary of Jack Noonan, the Company's President and Chief Executive Officer, has been adjusted to $450,000 for fiscal year 2006. The annual base salary of Raymond Panza, the Company's Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary, has been adjusted to $400,000 for fiscal year 2006.
The annual base salary of Jonathan Otterstatter, the Company's Executive Vice President and Chief Technology Officer, has been adjusted to $325,000 for fiscal year 2006. The annual base salary of John Shap, the Company's Senior Vice President, Worldwide Sales, has been adjusted to $250,000 for fiscal year
2006. The annual base salary of Douglas P. Dow, the Company's Senior Vice President, Corporate Development, has been adjusted to $200,000 for fiscal year 2006.

         On April 27, 2006, SPSS adopted the Incentive Cash Compensation Plan for 2006. Under the Incentive Cash Compensation Plan, the Company's executive officers and other senior level employees are eligible to receive incentive awards based on the achievement of (i) quarterly revenue targets defined in the Incentive Cash Compensation Plan measured on a GAAP reported basis (the "Revenue Component") and (ii) quarterly earnings per share targets defined in the Incentive Cash Compensation Plan measured on a GAAP report basis (the "EPS Component"), with 30% of each target incentive award dependent upon achievement of the Revenue Component and 70% of each target incentive award dependent upon achievement of the EPS Component. Even if these pre-established targets are achieved, the Compensation Committee, at its discretion, may decide not to pay all or part of an incentive award for the relevant period.

         On April 27, 2006, the Board established 2006 incentive targets for its named executive officers under the Incentive Cash Compensation Plan. These incentive targets were recommended to the Board by the Compensation Committee. Target payments range from 37.5% to 100% of the executive officers' annual base salary. Actual incentive payments could exceed the target payments. Under the Incentive Cash Compensation Plan, any incentive earned will be paid to the executive officers as soon as practical after the close of each fiscal quarter and the receipt of approval by the Compensation Committee.


Second Amended and Restated 2002 Equity Incentive Plan

         The SPSS stockholders approved the Second Amended and Restated 2002 Equity Incentive Plan (the "Second Amended and Restated Plan") at the 2006 Annual Meeting of Stockholders on April 27, 2006. Previously, the Board had approved the Second Amended and Restated Plan, subject to approval by the SPSS stockholders at the 2006 Annual Meeting of Stockholders.

         A description of the terms of the Second Amended and Restated Plan is set forth on pages 26 through 33 of the Company's Proxy Statement dated March 28, 2006 for the 2006 Annual Meeting of Stockholders, which description is hereby incorporated by reference herein.

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS.

  (d)  Exhibits.

  10.27   Second Amended and Restated 2002 Equity Incentive Plan (1), Appendix B

     (1) Previously filed with the 2006 Proxy Statement of SPSS Inc., filed on March 28, 2006 (File No. 000-22194).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SPSS INC.

                            By: /s/ Raymond H. Panza
                                -----------------------------------------------
                                Raymond H. Panza
                                Executive Vice President, Corporate Operations,
Dated: May 1, 2006           Chief Financial Officer and Secretary